Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Andrew G. Inglis, Thomas P. Chambers and Jason E. Doughty acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission and/or the Registrar of Companies in Bermuda the Registation Statement on Form S-3 (the "S-3 Registration Statement" and any and all amendments (including post-effective amendments) to the S-3 Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and/or the Companies Act 1981 of Bermuda together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, the S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW G. INGLIS Andrew G. Inglis	Chairman and Chief Executive Officer (principal executive officer)	August 28, 2018
/s/ THOMAS P. CHAMBERS Thomas P. Chambers	Senior Vice President and Chief Financial Officer (principal financial officer)	August 28, 2018
/s/ PAUL M. NOBEL Paul M. Nobel	Senior Vice President and Chief Accounting Officer (principal accounting officer)	August 28, 2018
/s/ BRIAN F. MAXTED Brian F. Maxted	Director and Chief Exploration Officer	August 28, 2018
/s/ SIR RICHARD B. DEARLOVE Sir Richard B. Dearlove	Director	August 28, 2018
/s/ DAVID I. FOLEY David I. Foley	Director	August 28, 2018

Signature	Title	Date

/s/ DEANNA L. GOODWIN Deanna L. Goodwin	Director	August 28, 2018
/s/ DAVID B. KRIEGER David B. Krieger	Director	August 28, 2018
/s/ JOSEPH P. LANDY Joseph P. Landy	Director	August 28, 2018
/s/ ADEBAYO O. OGUNLESI Adebayo O. Ogunlesi	Director	August 28, 2018
/s/ CHRIS TONG Chris Tong	Director	August 28, 2018